As filed with the Securities and Exchange Commission on August 13, 2009

Registration No. 333-57006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 4

to

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

VARIAN MEDICAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2359345
(State of incorporation)	(I.R.S. Employer Identification No.)

3100 Hansen Way

Palo Alto, California 94304-1129

(Address of principal executive offices)

Varian Medical Systems, Inc.

2000 Stock Option Plan

(Full title of the Plan)

John W. Kuo

Corporate Vice President, General Counsel and Secretary

Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto, CA 94304-1129

(Name and address of agent for service)

(650) 493-4000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This registration statement on Form S-8, filed on March 14, 2001, registered 3,000,000 shares of common stock of Varian Medical Systems, Inc. (the “Registrant”) for a registration fee of $49,706.25. Subsequently, on January 15, 2002 and July 30, 2004, the Registrant paid stock splits in the form of 100% stock dividends. By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares, such that the number of shares registered hereunder amounts to 12,000,000 (a registration fee of $0.0041421875 per share), of which (a) 2,164,521 shares were transferred on April 1, 2005 pursuant to Post-Effective Amendment No. 1 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-123778), (b) 165,172 shares were transferred on August 31, 2007 pursuant to Post-Effective Amendment No. 2 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-146176), and (c) 14,116 shares were transferred on August 8, 2008 pursuant to Post-Effective Amendment No. 3 to the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (to Registration Statement No. 333-152903). The purpose of this Post-Effective Amendment No. 4 is to transfer an additional 20,750 of such shares to the Form S-8 Registration Statement for the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan (Second Amended and Restated 2005 Omnibus Stock Plan), for which a registration statement is being simultaneously filed. Such shares represent shares subject to awards granted under the Varian Medical Systems, Inc. 2000 Stock Plan that have terminated, lapsed or expired since the Varian Medical Systems, Inc. 2005 Omnibus Stock Plan became effective and which, pursuant to the terms of such plan, are available for grant thereunder.

Item 8.	Exhibits.

Exhibit Number
24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on this 10th day of August, 2009.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ John W. Kuo
John W. Kuo Corporate Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Timothy E. Guertin Timothy E. Guertin		President and Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2009

/s/ Elisha W. Finney Elisha W. Finney		Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	August 10, 2009

/s/ Tai-Yun Chen Tai-Yun Chen		Corporate Vice President and Corporate Controller (Principal Accounting Officer)	August 10, 2009

*Richard M. Levy		Chairman of the Board	August 10, 2009

*Susan L. Bostrom		Director	August 10, 2009

*John Seely Brown		Director	August 10, 2009

*R. Andrew Eckert		Director	August 10, 2009

*Mark R. Laret		Director	August 10, 2009

*David W. Martin, Jr.		Director	August 10, 2009

*Ruediger Naumann-Etienne		Director	August 10, 2009

/s/ Venkatraman Thyagarajan Venkatraman Thyagarajan		Director	August 10, 2009

*By	/s/ John W. Kuo John W. Kuo Attorney-in-fact

EXHIBIT INDEX

Exhibit Number
24.1	Power of Attorney.